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                                                                   EXHIBIT 10.31




                                LEAR CORPORATION
                       EXECUTIVE SUPPLEMENTAL SAVINGS PLAN


                     AMENDED AND RESTATED DECEMBER 31, 2002


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FOREWORD

Effective as of January 1, 1997, Lear Corporation adopted the Lear Corporation Executive Supplemental Savings Plan (the "Plan") for the benefit of certain of its key executives. Effective as of January 1, 2002 and January 1, 2003, except as otherwise provided, Lear Corporation has again amended and restated the Plan to reflect permitted changes that may be made to deferred compensation elections and certain other changes.

The purposes of the Plan are (a) to permit certain key executives to elect to defer payment of a portion of current compensation until a later year, and (b) to provide participants and their beneficiaries under the Lear Corporation Salaried Pension Plan (the "Pension Plan"), the Lear Corporation Salaried Retirement Savings Plan (the "Savings Plan") and the Lear Corporation Pension Equalization Program (the "SERP") with the amount of retirement income that is not provided under the Pension Plan, Savings Plan or SERP by reason of the participant having elected to defer compensation under this Plan or under
Section 8.2 of the Lear Corporation Long Term Stock Incentive Plan.

It is intended that the Plan be an unfunded deferred compensation plan for "a select group of management or highly compensated employees," as that term is used in the Employee Retirement Income Security Act of 1974, as amended.

SECTION ONE

Definitions

1.1 Except to the extent otherwise indicated herein, and except to the extent otherwise inappropriate in the context, the definitions contained in the Pension Plan and Savings Plan are applicable under the Plan.

1.2 "Actuarial Equivalent" means, with respect to any specified annuity or benefit, another annuity or benefit, commencing at a different date and/or payable in a different form than the specified annuity or benefit, but which has the same present value as the specified annuity or benefit, when measured using the Applicable Interest Rate and Applicable Mortality Table as specified in the Pension Plan.

1.3 "Benefits Committee" means the Benefits Committee of the Corporation, as appointed by the Board of Directors.

1.4      "Board of Directors" means the Board of Directors of the Corporation.

1.5 "Code" means the Internal Revenue Code of 1986, as amended. Any reference to any Code Section shall also mean any successor provision thereto.

1.6 "Corporation" means Lear Corporation and any successor to such corporation by merger, purchase or otherwise.

1.7      "Deferred Account" means the bookkeeping account established under
         Section 3.1 established on behalf of a participant, and includes any deemed earnings credited thereon.

1.8 "Deferred Compensation" means the amount of a Key Executive's compensation that such Key Executive has deferred until a later year pursuant to an election under Section 2.2 of this Plan.

1.9 "Key Executive" means an executive employed by the Corporation who is entitled to participate in the Plan under Section 2.1.

1.10 "Long Term Stock Incentive Plan" means the Lear Corporation Long Term Stock Incentive Plan.

1.11 "Management Stock Purchase Program" or "MSPP" means the election to defer compensation for purposes of purchase of Company stock in accordance with Section 8.2 of the Lear Corporation Long Term Stock Incentive Plan.


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1.12     "Pension Plan" means the Lear Corporation Pension Plan.

1.13     "Pension Make-up Amount" means the pension benefits established under
         Section 3.2 on behalf of a participant.

1.14 "Plan" means the Lear Corporation Executive Supplemental Savings Plan as from time to time in effect.

1.15 "Savings Plan" means the Lear Corporation Salaried Retirement Savings Plan. For 1997, Savings Plan shall also include the Masland Associates Security Plan.

1.16 "Savings Make-up Account" means the bookkeeping account established under Section 3.3 established on behalf of a participant, and includes any deemed earnings credited thereon.

1.17     "SERP" means the Lear Corporation Pension Equalization Program.

SECTION TWO

Participation and Deferral Election

2.1      Eligibility

         Participation in the Plan shall be limited to employees of the Corporation, and any affiliated company participating in the Lear Corporation Pension Plan and/or the Lear Corporation Salaried Retirement Savings Plan, who are designated by the Senior Vice President of Human Resources of the Corporation and approved for participation in the Plan by the Benefits Committee ("Key Executives"). For purposes of participation as of January 1, 1997, this includes all Vice Presidents of the Corporation and its domestic subsidiaries, as well as all employees earning base pay of at least the "Base Salary Threshhold" as of November 15, 1996. As of November 15, 1996, the Base Salary Threshhold is $125,000.

         If first employed after November 15, 1996, an employee shall be eligible to participate as of the first of the month following one full calendar month of employment if he or she is a Vice President of the Corporation and its domestic subsidiaries, or his or her base salary as of date of employment is at least five sixths of the annual limit (as of such date of employment) under Code Section 401(a)(17), rounded to the nearest dollar, subject to approval of the Senior Vice President of Human Resources of the Corporation.

         For years beginning January 1, 2001 and thereafter, an employee shall be eligible to participate as of the first of the month following one full calendar month of employment if he or she is a Vice President of the Corporation and its domestic subsidiaries, and any affiliated company participating in the Lear Corporation Pension Plan and/or the Lear Corporation Salaried Retirement Savings Plan, or his or her base salary as of date of employment is at least five sixths of the annual limit (as of such date of employment) under Code Section 401(a)(17), rounded to the nearest dollar, subject to approval of the Senior Vice President of Human Resources of the Corporation. An employee will automatically be eligible to participate if he or she is designated as an Eligible Employee for the MSPP for the coinciding Plan Year, even if that person is not otherwise eligible for this Plan in accordance with this paragraph.

         As of each November 15, the Base Salary Threshhold shall be redetermined as five sixths of the annual limit (as of such November
         15) under Code Section 401(a)(17), rounded to the nearest dollar. Employees who have never participated under the Plan but who are Vice Presidents of the Corporation and its domestic subsidiaries, and any affiliated company participating in the Lear Corporation Pension Plan and/or the Lear Corporation Salaried Retirement Savings Plan, or earning base pay of at least the "Base Salary Threshhold" shall be eligible to participate as of the following January 1.

         Employees who elect to participate in the Plan shall continue to be eligible to participate in the Plan in future years, notwithstanding their base salary as of a November 15 falling below the Base Salary Threshhold for employees who have never participated in the Plan.


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2.2      Deferral Election

         Elections of Deferred Compensation shall be made only by Key Executives and shall be on forms furnished by the Benefits Committee. A Deferred Compensation election shall apply only to compensation (as defined below) for the particular year specified in the election. Key Executives shall specify the percentage of such compensation to be deferred under the election, which percentage may not exceed the maximum rate of Employee Tax-deferred Contributions permitted under the Savings Plan for the year. For purposes of the preceding sentence, the term "compensation" means base pay plus short-term incentive bonuses as paid prior to reduction for (a) his or her Deferred Compensation election under this Plan, (b) pre-tax contributions under the Savings Plan and (c) any pre-tax contributions toward health care under Code
         Section 125, which is in excess of Limited Compensation. "Limited Compensation" is the smaller of (A) the limit on pensionable compensation specified by Code Section 401(a)(17) (including adjustments for changes in the cost of living as prescribed by the
         Code), or (B) compensation earned prior to the time the employee reaches the limit on Employee Tax-deferred Contributions specified by Code Section 402(g) (including adjustments for changes in the cost of living as prescribed by the Code).

         Except as provided in the following paragraph, a Deferred Compensation election with respect to compensation for a particular calendar year
         (i) must be made before January 1 of such calendar year (or prior to participation in the Plan if the Key Executive becomes eligible to participate during the calendar year), (ii) must specify (from the available alternatives) the date such Deferred Compensation is to be paid (or commence to be paid) and, if such date is at termination of employment, the number of installments (not to exceed 10 years) in which such Deferred Compensation is to be paid, and (iii) once made, cannot be changed or revoked.

         Effective with elections with respect to deferrals of compensation for calendar years beginning with 2003, Key Executives may change their elections made in prior years with regard to the payment date and number of installments, under the following conditions:

         a. such re-election shall be made on forms furnished by the Benefit Committee;

         b. such re-election shall be made from the available alternate dates and forms in effect at the time of such re-election; and

         c. such re-election shall only take effect if the Key Executive terminates employment on or after the second January 1 following such re-election, with the latest effective election or re-election on file determining the date and form of distribution if the Key Executive terminates employment prior to such second January 1 following the re-election.

         In the case of an employee who is eligible under Section 2.1 as of one month following his or her date of employment, any Deferred Compensation election must be made within 30 days of employment, and it will apply to compensation earned from date of eligibility for the Savings Plan through the end of that calendar year.

2.3      Deferral Suspension

         If a Key Executive makes a withdrawal of his or her 401(k) contributions under the Savings Plan and thereby becomes subject to a suspension of contributions under the Savings Plan, his or her Deferred Compensation under this Plan shall also be suspended for the same period required under the Savings Plan.

SECTION THREE

Accounts

3.1      Deferred Account


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         The aggregate of the amounts of Deferred Compensation and deemed earnings on such amounts shall be paid to the participant or his or her beneficiary, as applicable, from the general assets of the Corporation in accordance with this Plan and related election forms. Deemed earnings with respect to Deferred Compensation shall be credited monthly at the monthly compound equivalent of the Prime Rate plus 1% in effect at the beginning of each calendar quarter. Effective January 1, 1998, the interest rate will be credited at the Prime Rate in effect at the beginning of each calendar quarter. The Prime Rate shall be the prime rate as published in the Wall Street Journal Midwest edition showing such rate in effect as of the first business day of each calendar quarter. A bookkeeping account shall be maintained for each affected participant to record the amount of such Deferred Compensation and deemed earnings thereon. Participants are always 100 percent vested in their Deferred Accounts.

         The Plan Administrator may also maintain separate bookkeeping accounts for Deferred Compensation for each participant for each calendar year plus deemed earnings with respect to such Deferred Compensation, to facilitate calculation upon distribution.

3.2      Pension Make-up Amount

         A bookkeeping account shall be established on behalf of each participant in the Plan which, at any time, shall yield a benefit equal to the benefit as of such date that would have accrued under the Pension Plan and/or the SERP had the participant not elected to defer compensation under Section 2.2 of this Plan and not elected to defer compensation under the MSPP.

         A participant shall be vested in his or her Pension Make-up Amount after three years of Service (as defined in the Pension Plan).

3.3      Savings Make-up Account

         A bookkeeping account shall be established on behalf of each participant in the Plan, which shall be credited with the excess, if any, of (i) the amount of employer matching contributions which would have been made on behalf of a participant had the participant's Deferred Compensation been contributed to the Savings Plan (without regard to any refunds of participant contributions required under the Code, or the effects of Code Sections 401(a)(17), 402(g) or 415), over
         (ii) actual employer matching contributions under the Savings Plan. The Savings Make-up Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate plus 1% in effect at the beginning of each calendar quarter. Effective January 1, 1998, the interest rate will be credited at the Prime Rate in effect at the beginning of each calendar quarter. The Prime Rate shall be the prime rate as published in the Wall Street Journal Midwest edition showing such rate in effect as of the first business day of each calendar quarter. A participant is vested in his or her Savings Make-up Account after three years of Service (as defined in the Pension Plan).

3.4      MSPP Make-up Account

         A bookkeeping account shall be established on behalf of each participant in the Plan, which shall be credited with the excess, if any, of (i) the amount of employer matching contributions which would have been made on behalf of a participant had the participant's deferred compensation under the MSPP been contributed to the Savings Plan (without regard to any refunds of participant contributions required under the Code, or the effects of Code Sections 401(a)(17), 402(g) or 415), up to, but not exceeding the rate at which the participant contributed to the Savings Plan for such year, over (ii) actual employer matching contributions under the Savings Plan. The MSPP Make-up Account shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate plus 1% in effect at the beginning of each calendar quarter. Effective January 1, 1998, the interest rate will be credited at the Prime Rate in effect at the beginning of each calendar quarter. The Prime Rate shall be the prime rate as published in the Wall Street Journal Midwest edition showing such rate in effect as of the first business day of each calendar quarter. A participant is vested in his or her MSPP Make-up Account after three years of Service (as defined in the Pension Plan).


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SECTION FOUR

Payment of Benefits

4.1      Event of Payment

         The vested account balances of all of a participant's Accounts are payable as hereinafter provided. No withdrawals, including loans, may be allowed from the Plan for any reason while the participant is still employed by the Corporation; however, reemployment of a participant shall not suspend the payment of any benefits hereunder.

4.2      Payment of Deferred Account

         Payment of benefits from a participant's Deferred Account shall be made in accordance with deferred compensation agreements made at the time the participant elected to defer compensation. A separate deferred compensation agreement shall govern each year's Deferred Compensation and deemed earnings on such Deferred Compensation attributable to any year. The terms of these deferred compensation agreements dealing with the timing and form of payment may be changed from year to year by the Benefits Committee, but once an election is made by a participant as to the timing and form of a distribution from the Deferred Account with respect to a particular year, such election is irrevocable, except as provided in Section 2.2.

4.3      Payment of Savings Make-up Account

         Distributions from the Savings Make-up Account shall be made in the same form and at the same time as benefit payments made under the Savings Plan.

         Effective for terminations of employment on and after January 1, 2001, distributions from the Savings Make-up Account shall be made in the same form and at the same time as payments made in accordance with a participant's latest effective deferral election; however in no event shall payment of benefits in the form of a single lump sum be made prior to the January 1 following the date of the participant's termination of employment. A participant's latest deferral election becomes effective as of the January 1 following the date of such election, or such later date as may apply to newly-hired participants.

4.4      Payment of MSPP Make-up Account

         Distributions from the MSPP Make-up Account shall be made in the same form and at the same time as benefit payments made under the Savings Plan.

         Effective for terminations of employment on and after January 1, 2001, distributions from the MSPP Make-up Account shall be made in the same form and at the same time as payments made in accordance with a participant's latest effective deferral election; however in no event shall payment of benefits in the form of a single lump sum be made prior to the January 1 following the date of the participant's termination of employment. A participant's latest deferral election becomes effective as of the January 1 following the date of such election, or such later date as may apply to newly-hired participants.

4.5      Payment of Pension Make-up Amount

         Except as provided in Section 4.6 below, distributions of the Pension Make-up Amount shall be made in the same form and at the same time as benefit payments made under the Pension Plan. To the extent a lump sum is payable from this Plan in accordance with this Section 4.5, the Actuarial Equivalence for such lump sum shall be determined in accordance with Exhibit A, item (c) of the Pension Plan.

4.6      Other Distributions of Pension Make-up Amount


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         (a)      If the aggregate value of a participant's Pension Make-up
                  Amount (determined in accordance with Actuarial Equivalence as determined under the Pension Plan) is less than $10,000, the participant or his or her beneficiary shall receive benefits under this Plan in the form of a single lump sum as soon as practicable after termination of employment, without regard to distribution elections made under the Pension Plan.

         (b) Notwithstanding Section 4.5 or subparagraph (a) of this Section, if an active participant is eligible to elect and so elects, the participant may receive the present value (as hereinafter defined) of the Pension Make-up Amount paid in a lump sum upon termination of employment.

                  (i) Such election shall not be effective if termination of employment occurs before the end of the first full calendar year beginning after the election is made, except if termination occurs by reason of death.

                  (ii) Eligibility to elect this form of benefit shall be limited to employees who will be at least age 62 and have 10 years of Service (as defined in the Pension
                           Plan) when benefits are to be paid, and (A) if the employee is restricted in stock ownership trades under Section 16b of the Security Exchange Commission Regulations, have approval of the Compensation Committee of the Board of Directors, or (B) if the employee is not restricted in stock ownership trades under Section 16b of the Security Exchange Commission Regulations, have approval of the Chief Executive Officer of the Corporation.

                  (iii) Present value shall mean the lump sum Actuarial Equivalent as defined under Exhibit A, item (c) of the Pension Plan.

                  (iv) The benefit calculation shall be made based on the immediate benefit, reduced as in accordance with the terms of the Pension Plan.

                  (v) If a participant becomes disabled, as defined in the Pension Plan, termination of employment shall be deemed to occur upon cessation of benefit accruals under the Pension Plan.

         (c) Notwithstanding Section 4.5 or subparagraph (a) of this Section, if an active participant is eligible to elect and so elects, the participant may receive the Pension Make-up Amount paid in a series of annual installments, as elected by the participant and not to exceed 20 years, commencing as of the first of the month coincident with or next following termination of employment and payable as of each anniversary thereafter.

                  (i) Such election shall not be effective if termination of employment occurs before the end of the first full calendar year beginning after the election is made, except if termination occurs by reason of death.

                  (ii) Eligibility to elect this form of benefit shall be limited to employees who will be at least age 62 and have 10 years of Service (as defined in the Pension
                           Plan) when benefits are to be paid, and (A) if the employee is restricted in stock ownership trades under Section 16b of the Security Exchange Commission Regulations, have approval of the Compensation Committee of the Board of Directors, or (B) if the employee is not restricted in stock ownership trades under Section 16b of the Security Exchange Commission Regulations, have approval of the Chief Executive Officer of the Corporation.

                  (iii) The amount of each annual installment shall mean the Actuarial Equivalent, using interest only, of the lump sum as defined under subsection 4.6(b). The interest rate for purposes of converting the lump sum into the level installments shall be the interest rate used to determine the lump sum. Interest on the unpaid portion shall be credited monthly with deemed investment earnings at the monthly compound equivalent of the Prime Rate plus


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                           1% in effect at the beginning of each calendar
                           quarter. Effective January 1, 1998, the interest rate will be credited at the Prime Rate in effect at the beginning of each calendar quarter. The Prime Rate shall be the prime rate as published in the Wall Street Journal Midwest edition showing such rate in effect as of the first business day of each calendar quarter. To the extent that the remaining unpaid balance as of each anniversary date is different from the scheduled amount based on the previous anniversary date calculation, the annual installment for that year shall be adjusted to reflect such difference.

                  (iv) If a participant becomes disabled, as defined in the Pension Plan, termination of employment shall be deemed to occur upon cessation of benefit accruals under the Pension Plan.

                  (v) If a participant in receipt of such annual installments dies, the unpaid balance in the participant's account shall be paid in a lump sum to the participant's beneficiary for purposes of the Pension Make-up Amount.

4.7      Beneficiaries

         The participant's beneficiary under this Plan with respect to his or her participant Deferred Account shall be the person or persons designated as beneficiary by the participant by filing with the Benefits Committee a written beneficiary designation on a form provided by, and acceptable to, such Benefits Committee. In the event the participant does not make an effective designation of a beneficiary with respect to his or her participant deferred account, the participant's beneficiary with respect to his or her participant deferred account shall be the beneficiary of such participant's beneficiary under the Savings Plan.

         The participant's beneficiary under this Plan with respect to his or her Pension Make-up Amount shall be the person who is entitled to benefit payments under the Pension Plan because of the death of the participant.

         The participant's beneficiary under this Plan with respect to his or her Savings Make-up Account shall be the person who is entitled to benefit payments under the Savings because of the death of the participant.

         The participant's beneficiary under this Plan with respect to his or her participant MSPP Make-up Account shall be the person or persons designated as beneficiary by the participant by filing with the Benefits Committee a written beneficiary designation on a form provided by, and acceptable to, such Benefits Committee. In the event the participant does not make an effective designation of a beneficiary with respect to his or her participant deferred account, the participant's beneficiary with respect to his or her MSPP Make-up Account shall be the beneficiary of such participant's beneficiary under the Savings Plan.

4.8      Termination of the Pension Plan or Savings Plan

         In the event that the Pension Plan is terminated, payments of the Pension Make-up Amount which have not previously been paid shall continue to be paid directly by the Corporation but only to the same extent and for the same duration as that part of the payee's benefit from the Pension Plan, which is directly related to such Pension Make-up Amount, is continued to be provided by the assets of the Pension Plan.

         In the event that the Savings Plan is terminated, Savings Make-up Accounts and MSPP Make-up Accounts shall be paid directly by the Corporation in the same manner as the distribution of the participant's accounts under the Savings Plan.

SECTION FIVE

Administration and General Provisions


5.1      Plan Administrator


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         The Benefits Committee shall be the "administrator" of the Plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

5.2      Benefits Committee

         The Benefits Committee shall be vested with the general administration of the Plan. The Benefits Committee shall have the exclusive right to interpret the Plan provisions and to exercise discretion where necessary or appropriate in the interpretation and administration of the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan. The decisions, actions and records of the Benefits Committee shall be conclusive and binding upon the Corporation and all persons having or claiming to have any right or interest in or under the Plan.

         The Benefits Committee may delegate to such officers, employees or departments of the Corporation such authority, duties, and responsibilities of the Benefits Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation, (i) interpretation of the plan, (ii) approval and payment of claims, and
         (iii) establishment of procedures for administration of the Plan.

5.3      General Provisions

         (a) The Corporation shall make no provision for the funding of any benefits payable hereunder that (i) would cause the Plan to be a funded plan for purposes of Code Section 404(a)(5), or Title I of the Employee Retirement Income Security Act of 1974, as amended, or (ii) would cause the Plan to be other than an "unfunded and unsecured promise to pay money or other property in the future" under Treasury Regulations section 1.83-3(e); and shall have no obligation to make any arrangement for the accumulation of funds to pay any amounts under this Plan. Subject to the restrictions of the preceding sentence, the Corporation may establish a grantor trust described in Treasury Regulations sections 1.677(a)(-1(d) and accumulate funds therein to pay amounts under the Plan, provided that the assets of the trust shall be required to satisfy the claims of the Corporation's general creditors in the event of the Corporation's bankruptcy or insolvency.

         (b) In the event that the Corporation shall decide to establish an advance accrual reserve on its books against the future expense of the Plan, or to establish a grantor trust (which trust will conform to the terms of the model trust described in Rev. Proc. 92-64) with assets subject to the claims of creditors, such reserve or trust shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a general asset of the Corporation, subject to the claims of the Corporation's creditors.

         (c) A person entitled to any amount under this Plan shall be a general unsecured creditor of the Corporation with respect to such amount.

SECTION SIX

Amendment and Termination

6.1      Amendment of the Plan

         Subject to the provisions of Section 6.3, the Plan may be wholly or partially amended or otherwise modified at any time by the Compensation Committee of the Board of Directors.

6.2      Termination of the Plan

         Subject to the provisions of Section 6.3, the Plan may be terminated at any time by the Compensation Committee of the Board of Directors.


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6.3      No Impairment of Benefits

         Notwithstanding the provisions of Sections 6.1 and 6.2, no amendment to or termination of the Plan shall impair any rights to benefits which have accrued hereunder.



Adopted:

By: /s/ Michael P. Miller
   -----------------------------
Name: Michael P. Miller
     ---------------------------
Title: Vice President Global
       Compensation and Benefits
      --------------------------
Date: December 31, 2002
     ---------------------------


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